                                                                   Exhibit 10.32

                                                                  EXECUTION COPY

                                 FIRST AMENDMENT

         FIRST AMENDMENT, dated as of August 7, 2003 (this "Amendment"), with respect to the Credit Agreement, dated as of November 22, 2002 (the "Credit Agreement"), among NATIONAL WATERWORKS HOLDINGS, INC., a Delaware corporation ("Holdings"), NATIONAL WATERWORKS, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the "Lenders"), J.P. MORGAN SECURITIES INC. and GOLDMAN SACHS CREDIT PARTNERS L.P., as co-syndication agents, GENERAL ELECTRIC CAPITAL CORPORATION and ANTARES CAPITAL CORPORATION, as co-documentation agents, and UBS AG, STAMFORD BRANCH, as administrative agent (the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower.

         WHEREAS, pursuant to the second paragraph of Section 10.1 of the Credit Agreement, the Credit Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing replacement term loans to provide for the refinancing of all outstanding Tranche B Term Loans.

         WHEREAS, on the Replacement Tranche B Effective Date (as defined below), the Replacement Tranche B Term Loans (as defined below) will be borrowed and the proceeds thereof will be used to prepay the Tranche B Term Loans.

         WHEREAS, the Borrower has requested that certain other provisions of the Credit Agreement be modified in the manner provided for in this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises, the parties hereto hereby agree as follows:

                              SECTION I AMENDMENTS

         1.1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.

         1.2. Amendments to Section 1.1.

         (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions, to appear in alphabetical order:

         "Holdings Note Indenture": any indenture, certificate of designation or similar agreement or instrument entered into by or binding upon Holdings in connection with the issuance of the Original Holdings Notes or any Refinancing Holdings Notes, together with all instruments and other agreements entered into by Holdings in connection therewith.

         "Holdings Notes": the Original Holdings Notes or any Refinancing Holdings Notes.

         "Original Holdings Notes": any notes of Holdings issued on or after the Replacement Tranche B Effective Date in one or more series from time to time pursuant to one or more Holdings Note Indentures, provided that
         (a) each series of such notes shall (i)(x) be issued at a discount and not require the payment of interest in cash thereon prior to the fifth anniversary of the Replacement Tranche B Effective Date or (y) permit the payment of any interest thereon prior to such fifth anniversary in kind (it being understood that a "catch-up" payment in an amount sufficient to avoid such notes having significant original issue discount as described in Section 163(i)(2) of the Code, may be required to be made in or after the year following such fifth anniversary), (ii) be issued in a maximum aggregate amount such that the aggregate principal amount thereof that would appear on a balance sheet of Holdings as of the date of such issuance, prepared in accordance with GAAP, shall not exceed the amount which would cause the Consolidated Leverage Ratio as calculated as of the end of the last fiscal quarter prior to the issuance of such notes for which financial statements are available on a pro forma basis to include such aggregate principal amount in Consolidated Total Debt (notwithstanding that such notes shall be issued by Holdings and not the Borrower) and to exclude therefrom any Indebtedness repaid with the Net Cash Proceeds of such notes to exceed 5.50 to 1, (iii) not have a scheduled maturity or provide for any scheduled payments of principal thereon prior to the date six months after the then Final Maturity Date, (iv) not be guaranteed by or have any recourse to the assets of the Borrower or any of its Subsidiaries and (v) have representations, covenants and default provisions that are either (x) no more restrictive with respect to the Borrower and its Subsidiaries than the Senior Subordinated Notes or (y) otherwise are reasonably acceptable to the Administrative Agent and (b) on the date of the issuance of such notes, no Default or Event of Default shall have occurred and be continuing. Any Original Holdings Notes shall include any accretion in the principal amount thereof and any pay-in-kind notes issued for the payment of interest thereon pursuant to the relevant Holdings Note Indenture. The Original Holdings Notes may take the form of Disqualified Capital Stock and, in such event, references above to payments of interest shall be deemed to refer to required or regularly scheduled dividend payments, references to notes shall be deemed to refer to capital stock, references to scheduled maturity and scheduled payments of principal shall be deemed to refer to scheduled mandatory redemption and references to principal amount shall be deemed to refer to liquidation value.

         "Refinancing Holdings Notes": any notes of Holdings issued after the date of issuance of the Original Holdings Notes in one or more series from time to time to refinance then outstanding Original Holdings Notes or Refinancing Holdings Notes, provided that each series of such notes shall (a)(i) be issued at a discount and not require the payment of interest in cash thereon prior to the fifth anniversary of the Replacement Tranche B Effective or (ii) permit the payment of any interest thereon prior to such fifth anniversary in kind (it being understood that a "catch-up" payment in an amount sufficient to avoid such notes having significant original issue discount as described in
         Section 163(i)(2) of the Code, may be required to be made in or after the year following such fifth anniversary), (b) be issued in a maximum aggregate principal amount such that the Net Cash Proceeds thereof do not exceed the then aggregate principal amount (or then accreted value) of, and accrued and unpaid interest and fees and expenses on, the Original Holdings Notes or the Refinancing Holdings Notes refinanced thereby, (c) not have a scheduled maturity or provide for any scheduled payments of principal thereon prior to the date six months after the then Final Maturity Date, (d) not be guaranteed by or have any recourse to the assets of the Borrower or any of its Subsidiaries and (e) have representations, covenants and default provisions that are either (i) no more restrictive with respect to the Borrower and its Subsidiaries than the Senior Subordinated Notes or (ii) otherwise are reasonably acceptable to the Administrative Agent. Any Refinancing Holdings Notes shall include any accretion in the principal amount thereof and any pay-in-kind notes issued for the payment of interest thereon pursuant to the relevant Holdings Note Indenture. The Refinancing Holdings Notes may take the form of Disqualified Capital Stock and, in such event, references above to payments of interest shall be deemed to refer to required or regularly scheduled dividend payments, references to notes shall be deemed to refer to capital stock, references to scheduled maturity and scheduled payments of principal shall be deemed to refer to scheduled mandatory redemption and references to principal amount shall be deemed to refer to liquidation value.

         "Replacement Tranche B Effective Date": the Replacement Tranche B Effective Date, as defined in the First Amendment dated as of August 7, 2003 to this Agreement.

         "Replacement Tranche B Term Commitment": as to any Replacement Tranche B Term Lender, the obligation of such Replacement Tranche B Term Lender to make a Replacement Tranche B Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Replacement Tranche B Term Commitment" opposite such Replacement Tranche B Term Lender's name on Schedule 1.1AA. The original aggregate amount of the Replacement Tranche B Term Commitments is $245,000,000.

         "Replacement Tranche B Term Lender": each Lender that has a Replacement Tranche B Term Commitment or that holds a Replacement Tranche B Term Loan.

         "Replacement Tranche B Term Loan": as defined in Section 2.1.

         "Replacement Tranche B Term Loan Maturity Date": November 22, 2009.

         "Replacement Tranche B Term Percentage": as to any Replacement Tranche B Term Lender at any time, the percentage which such Replacement Tranche B Term Lender's Replacement Tranche B Term Commitment then constitutes of the aggregate Replacement Tranche B Term Commitments (or, at any time after the Replacement Tranche B Effective Date the percentage which the aggregate principal amount of such Replacement Tranche B Term Lender's Replacement Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Replacement Tranche B Term Loans then outstanding).

         (b) The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Applicable Margin": (a) for Replacement Tranche B Term Loans and Revolving Loans, for each Type of Loan, the rate per annum set forth under the relevant column heading below and (b) for Incremental Extensions of Credit, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Lenders as shown in the applicable Incremental Facility Activation Notice.


                             ABR Loans                  Eurodollar Loans

Revolving                    2.00%                      3.00%

Loans and
Swingline
Loans

Replacement
Tranche B
Term Loans                   1.75%                      2.75%





         ; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Loans and Swingline Loans will be determined pursuant to the Pricing Grid.

         (c) The definition of "Capital Stock" in Section 1.1 of the Credit Agreement is hereby amended by adding ", excluding any Holdings Notes in the form of convertible notes" before the period at the end of the last sentence thereto.

         (d) The definition of "Commitment" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows: "Commitment": as to any Lender, the sum of the Replacement Tranche B Term Commitment, Incremental Commitment and the Revolving Commitment of such Lender.


         (e) The definition of "Eurodollar Rate" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                              --------------------
                    1.00-Eurocurrency Reserve Requirements

         (f) The definition of "Excess Cash Flow" in Section 1.1 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of subsection (b)(vii) thereof and inserting a comma in lieu thereof, (b) inserting the word "and" at the end of subsection (b)(viii) thereof and (c) adding the following new subsection (b)(ix) immediately after subsection (b)(viii):

         "(ix) the aggregate amount of payments permitted to be made in respect of such fiscal year by the Borrower to Holdings pursuant to Section 7.6(g)."

         (g) The definition of "Facility" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Facility": each of (a) the Replacement Tranche B Term Commitments of all Lenders and the Replacement Tranche B Term Loans made thereunder (the "Replacement Tranche B Term Facility"), (b) the Incremental Commitments of all Lenders having the same Incremental Facility Closing Date and the Incremental Extensions of Credit made thereunder (each, an "Incremental Facility"), and (c) the Revolving Commitments of all Lenders and the Revolving Extensions of Credit made thereunder (the "Revolving Facility").

         (h) The definition of "Final Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Final Maturity Date": at any time, the last to occur of (a) the Replacement Tranche B Term Loan Maturity Date or (b) any Incremental Maturity Date.

         (i) The definition of "Incremental Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Incremental Maturity Date": with respect to the Incremental Extensions of Credit to be made pursuant to any Incremental Facility Activation Notice, the maturity date specified in such Incremental Facility Activation Notice, which date shall be on or after the Replacement Tranche B Term Loan Maturity Date.

         (j) The definition of "Specified Change of Control" is hereby amended in its entirety to read as follows:

         "Specified Change of Control": a "Change of Control" (or any other defined term having a similar purpose) as defined in (i) the Senior Subordinated Note Indenture or (ii) the Holdings Note Indenture.

         (k) The definition of "Term Loan Lenders" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Term Loan Lenders": the collective reference to the Replacement Tranche B Term Lenders and the Incremental Lenders that hold term loans.

         (l) The definition of "Term Loans" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Term Loans": the collective reference to the Replacement Tranche B Term Loans and the Incremental Extensions of Credit that are term loans.

         1.3. Amendments to Section 2.1.

         (a) Section 2.1 of the Credit Agreement is hereby amended by inserting the following new paragraph (a)A immediately following paragraph (a):

         "(a)A. Subject to the terms and conditions hereof, each Replacement Tranche B Term Lender severally agrees to make a term loan (a "Replacement Tranche B Term Loan") to the Borrower on the Replacement Tranche B Effective Date in an amount not to exceed the amount of the Replacement Tranche B Term Loan Commitment of such Replacement Tranche B Term Lender."

         (b) Clause (B) of the proviso in Section 2.1(b) is hereby amended by inserting the phrase ", the repayment of Indebtedness with the proceeds therefrom," immediately after the text "Incremental Extensions of Credit" the first place such text appears in such clause (B).

         (c) Clause (C) of the proviso in Section 2.1(b) is hereby amended in its entirety to read as follows:

         "(C) in the case of Incremental Extensions of Credit, the Applicable Margin (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Extensions of Credit, amortized over the maturity of such Incremental Extensions of Credit, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Incremental Extensions of Credit) determined as of the applicable Incremental Facility Closing Date shall not be greater than 0.25% above the Applicable Margin then in effect for Replacement Tranche B Term Loans (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Replacement Tranche B Lenders as of the applicable Incremental Facility Closing Date, amortized over the maturity of such Replacement Tranche B Term Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Tranche B Term Lenders) (or, in the case of any Incremental Trade Credit Facility, Revolving Extensions of Credit (which, for such purposes only, shall be deemed to include any upfront fees or original issue discount paid to all Revolving Lenders as of the applicable Incremental Facility Closing Date, amortized over the maturity of such Revolving Extensions of Credit, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Revolving Lenders))"

         (d) Clause (E) of the proviso in Section 2.1(b) is hereby amended by
(a) deleting the reference to "$50,000,000" therein and (b) adding "$100,000,000" in lieu thereof.

         1.4. Amendment to Section 2.2. Section 2.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the anticipated Closing Date (or, in the case of any Term Loans to be made after the Closing Date pursuant to Section 2.1(c), the requested Borrowing Date) in the case of Eurodollar Loans, or (b) one Business Day prior to the anticipated Closing Date (or, if applicable, the requested Borrowing Date), in the case of ABR Loans) requesting that the relevant Term Loan Lenders make Term Loans on such date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each relevant Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the requested Borrowing Date each relevant Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the relevant Term Loan Lenders in immediately available funds. The requested Borrowing Date for the Replacement Tranche B Term Loans shall be the Replacement Tranche B Effective Date. The Borrower irrevocably authorizes the Administrative Agent to deduct from such account of the Borrower the proceeds of the Replacement Tranche B Term Loans and apply such proceeds to the prepayment of the Tranche B Term Loans."


         1.5. Amendment to Section 2.3. Section 2.3 of the Credit Agreement is hereby amended by inserting the following new paragraph (a)A immediately following paragraph (a):

                  "(a)A. The Replacement Tranche B Term Loan of each Replacement Tranche B Term Lender shall mature in 25 consecutive quarterly installments and on the Replacement Tranche B

Term Loan Maturity Date, each of which shall be in an amount equal to such Replacement Tranche B Term Lender's Replacement Tranche B Term Percentage multiplied by the amount set forth below opposite such installment:


Installment                           Principal Amount
-----------                           ----------------
September 30, 2003                    $2,500,000
December 31, 2003                     $2,500,000
March 31, 2004                        $3,750,000
June 30, 2004                         $3,750,000
September 30, 2004                    $3,750,000
December 31, 2004                     $3,750,000
March 31, 2005                        $3,750,000
June 30, 2005                         $3,750,000
September 30, 2005                    $3,750,000
December 31, 2005                     $3,750,000
March 31, 2006                        $5,000,000
June 30, 2006                         $5,000,000
September 30, 2006                    $5,000,000
December 31, 2006                     $5,000,000
March 31, 2007                        $6,250,000
June 30, 2007                         $6,250,000
September 30, 2007                    $6,250,000
December 31, 2007                     $6,250,000
March 31, 2008                        $6,250,000
June 30, 2008                         $6,250,000
September 30, 2008                    $6,250,000
December 31, 2008                     $6,250,000
March 31, 2009                        $35,000,000
June 30, 2009                         $35,000,000
September 30, 2009                    $35,000,000
November 22, 2009                     $35,000,000"

         1.6. Amendment to Section 2.11. Section 2.11(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

         "(b) If the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from its issuance of Capital Stock in a public offering or in a private placement that is underwritten, placed or initially purchased by one or more investment banks (which, for the avoidance of doubt, shall not include any member of the Sponsor Group), an amount equal to the Prepayment Percentage (as of the date of such issuance) of such Net Cash Proceeds shall be applied on the date of such issuance to the prepayment of the Loans as set forth in Section 2.11(e)."

         1.7. Amendment to Section 2.17. The first sentence of Section 2.17(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Each scheduled payment by the Borrower on account of principal of and interest on the Term Loans of any Facility shall be made pro rata among the applicable Term Loan

         Lenders according to the respective outstanding principal amounts of the Term Loans of such Facility held by such Term Loan Lenders, and each prepayment by the Borrower pursuant to Section 2.10 or 2.11 on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of Term Loans then held by the Term Lenders."

         1.8. Amendment to Section 4.16. Section 4.16 of the Credit Agreement is hereby amended by adding ", except that no such proceeds shall be used to make dividend payments to Holdings permitted by Section 7.6(h)" before the period at the end of the last sentence thereto.

         1.9. Addition of Section 4.16A. Section 4 of the Credit Agreement is hereby amended by adding the following section following Section 4.16 thereof:

         "4.16A Replacement Tranche B Term Loan Proceeds. The proceeds of the Replacement Tranche B Term Loans shall be used on the Replacement Tranche B Effective Date to prepay the Tranche B Term Loans."

         1.10. Amendment to Section 7.2. Section 7.2 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of paragraph (j) thereof, (b) inserting the word "and" and the end of paragraph (k) thereof and
(c) adding the following new paragraph (l) immediately after paragraph (k):

         "(l) Indebtedness of Holdings in respect of the Holdings Notes."

         1.11. Amendments to Section 7.6.

         (a) The first parenthetical of the first paragraph of Section 7.6 is hereby amended by inserting the phrase "and, in the case of dividends on Disqualified Capital Stock, dividends payable solely in shares of such Disqualified Capital Stock" immediately after the text "equivalent equity interests".

         (b) Section 7.6 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of paragraph (e) thereof and (b) adding the following new paragraphs (g), (h) and (i) immediately after paragraph (f):

         "(g) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the Borrower may make payments to Holdings at any time and from time to time, in respect of any fiscal year of the Borrower, in an aggregate amount equal to the reduction in the consolidated or combined income tax liability of Holdings and its Subsidiaries for such fiscal year from the consolidated or combined income tax liability that would have existed had the Holdings Notes not been issued and (ii) Holdings may, and shall, use the amounts received by it from such payments to make any "catchup" payment in an amount sufficient to avoid such notes having significant original issue discount as described in Section 163(i)(2) of the Code, to make interest payments that would reduce the amount of any such "catch-up" payment, to make payments in respect of original issue discount, whether or not accreted, or to retire Holdings Notes previously issued for the payment of interest on account of Holdings Notes;


         (h) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends or other payments to Holdings after the fifth anniversary of the Replacement Tranche B Effective Date to permit Holdings to, and Holdings may, make interest payments, dividends and other distributions scheduled or permitted by the terms thereof to be paid currently in cash on the Holdings Notes and not otherwise financed by payments contemplated by paragraph (g) of this Section (including any "catch-up" payment payable in or after the sixth year following the Replacement Tranche B Effective Date, in an amount sufficient to avoid such Holdings Notes having significant original issue discount as described in Section 163(i)(2) of the Code), provided that, on the date of payment of any such dividend or other payment from Borrower to Holdings described in this Section 7.6(h), the Consolidated Senior Leverage Ratio as of the last day of the most recently completed fiscal quarter of the Borrower, calculated on a pro forma basis to include any net additional Indebtedness incurred or paid since such last day (including any such Indebtedness incurred to finance such payment), does not exceed 1.75 to 1.00; and

         (i) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings may pay dividends or make other distributions on, or repurchase or redeem, shares of its Qualified or Disqualified Capital Stock in an aggregate amount equal to the Net Cash Proceeds of (A) the issuance of any Original Holdings Notes or (B) the issuance of any Refinancing Holdings Notes, to the extent such Refinancing Holdings Notes refinance Holdings Notes in the form of Disqualified Capital Stock or (C) the issuance of Qualified Capital Stock."

         (c) Section 7.6(c) of the Credit Agreement is hereby amended by (a) deleting the reference to "$1,000,000" therein and (b) adding "$1,500,000" in lieu thereof.

         1.12. Amendment to Section 7.9. Section 7.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "7.9 Optional Payments and Modifications of Certain Debt Instruments.
         (a) Except as contemplated by Section 7.6, make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Subordinated Notes, the Holdings Notes (except with the Net Cash Proceeds of the issuance of any Refinancing Holdings Notes or any Capital Stock of Holdings and except with Capital Stock) or any subordinated debt incurred pursuant to Section 7.2(g) (provided that Senior Subordinated Notes may be repurchased so long as (i) before and after giving effect to such repurchase, no Default or Event of Default shall have occurred or be continuing, (ii) after giving effect to such repurchase, the Consolidated Leverage Ratio for the most recently completed four fiscal quarters of the Borrower is not more than 4:00 to 1:00, and (iii) the aggregate principal amount of such repurchases shall not exceed the sum of (A) $25,000,000, plus (B) the aggregate amount of Excess Cash Flow that is not required to prepay the Term Loans); (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes, the Holdings Notes or any of the terms of any subordinated debt incurred pursuant to Section 7.2(g) (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon or (ii) make the provisions thereof, in the opinion of the Agents, less restrictive to Holdings, the Borrower or its Subsidiaries and, in the case of each of clause (i) and (ii), does not involve the payment of a consent fee in excess of $5,000,000); (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any other Disqualified Capital Stock (other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon or (ii) make the provisions thereof, in the opinion of the Agents, less restrictive to Holdings, the Borrower or its Subsidiaries and, in the case of each of clause (i) and (ii), does not involve the payment of a consent fee in excess of $5,000,000), (d) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Permitted Investor Stock (other than any such amendment, modification, waiver or other change that would not reasonably be expected to be materially adverse to the rights and interests of the Lenders hereunder and does not involve the payment of a consent fee in excess of $5,000,000); (e) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Debt" (or any other defined term having a similar purpose) for the purposes of the Senior Subordinated Note Indenture"; or (f) except as contemplated by
         Section 7.6, pay in cash any dividends or interest payment on the Holdings Notes that may be paid in kind or use cash to retire Holdings Notes previously issued for the payment of interest on account of Holdings Notes ."

         1.13. Amendment to Section 7.10. Section 7.10 is hereby amended by inserting the phrase "except in the case of payments permitted by Section 7.6," at the beginning of clause (c) thereto.

         1.14. Amendment to Section 7.14. Section 7.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "7.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents,
         (b) any agreements governing (i) any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (ii) any Indebtedness permitted under Sections 7.2(f), (g), (i) or (j), (c) any document governing any Lien permitted under Section 7.3 so long as such restriction is limited to the assets subject to such Lien (except as it relates to assets financed by the same financing source), (d) the Holdings Notes (so long as the prohibition or limitation therein does not restrict Liens created under the Loan Documents), (e) customary provisions in leases, licenses, and similar arrangements in the ordinary course of business, (f) customary provisions in agreements for the Disposition of assets pending the consummation of such Disposition, and (g) as imposed by any Requirement of Law."

         1.15. New Schedule.

         (a) The following language is added immediately following "Schedule 1.1A" in the schedules listed on page (iv) of the Credit Agreement:

                 "Schedule 1.1AA   Replacement Tranche B Term Commitments"

         (b) Schedule 1.1AA, attached hereto as Exhibit A, is hereby added to the Credit Agreement immediately following Schedule 1.1A.

         1.16. Replacement of Terms. The following sections and exhibits of the Credit Agreement are hereby amended to replace "Tranche B Term Loan", "Tranche B Term Loans", "Tranche B Lenders", "Tranche B Term Loan Maturity Date" and "Tranche B Term Percentage" with "Replacement Tranche B

Term Loan", "Replacement Tranche B Term Loans", "Replacement Tranche B Term Lenders" "Replacement Tranche B Term Loan Maturity Date" and "Replacement Tranche B Term Percentage", respectively:

         (a)      Section 2.1 (b);

         (b)      Section 2.3(b);

         (c)      Section 2.17;

         (d)      Exhibit K; and

         (e)      Exhibit L.


                            SECTION II MISCELLANEOUS

         2.1. Conditions to Effectiveness of Amendment. Subject to the provisions of Section 2.2 hereof, this Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions precedent (the effective date of this Amendment, the "Replacement Tranche B Effective Date"):

         (a)      Loan Documents:

                  (i) Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered, by the Borrower, the Administrative Agent and the Replacement Tranche B Term Lenders; and

                  (ii) Reaffirmation of Guarantee and Collateral Agreement. The Administrative Agent shall have received a reaffirmation of the Guarantee and Collateral Agreement (the "Reaffirmation"), executed and delivered by an authorized officer of Holdings, the Borrower and each Subsidiary Guarantor, the form of which is attached hereto as Exhibit B.

         (b) Consents, Licenses and Approvals. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower stating that all consents, authorizations, notices and filings required in connection with this Amendment, the Replacement Tranche B Term Loan Facility, the security, collateral and guarantees for the Replacement Tranche B Loan Facility (except for consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect) are in full force and effect or have the status described therein, and the Administrative Agent shall have received evidence thereof reasonably satisfactory to it.

         (c) Legal Opinions. The Administrative Agent shall have received an executed legal opinion of O'Melveny & Myers LLP, counsel to each of Holdings and the Borrower, reasonably satisfactory in form and substance to the Administrative Agent.

         (d) Closing Certificate. The Administrative Agent shall have received a certificate from each Loan Party, dated the Replacement Tranche B Effective Date, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments and modifications to reflect this Amendment.

         (e) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Amendment, any Replacement Tranche B Term Notes, the Reaffirmation and the other Loan Documents to which such Loan Party will become a party as of the Replacement Tranche B Effective Date and (ii) the Extensions of Credit to such Loan Party (if any) contemplated hereunder, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Replacement Tranche B Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.

         (f) Incumbency Certificates of the Loan Parties. The Administrative Agent shall have received a certificate of each Loan Party, dated the Replacement Tranche B Effective Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Loan Party.

         (g) Payment of Fees and Expenses. The Administrative Agent shall have received payment for all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), in connection with this Amendment.

         2.2. Further Conditions Regarding Certain Provision to the Amendment. The definitions of "Holdings Note Indenture", "Holdings Notes", "Original Holdings Notes", "Refinancing Holdings Notes" and "Tax Sharing Agreement" in
Section 1.2(a) of this Amendment, and Sections 1.2(e), 1.2(i), 1.6, 1.7, 1.9, 1.10, 1.11 and 1.12 of this Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions precedent:

         (a) The Replacement Tranche B Effective Date shall have occurred;

         (b) The Replacement Tranche B Term Loans shall have been made; and

         (c) The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered, or consented to in a manner satisfactory to the Administrative Agent, by the Required Lenders, determined after giving effect to the making of the Replacement Tranche B Term Loans and the use of the proceeds thereof to prepay the Tranche B Term Loans.

         2.3. Representations and Warranties.

         (a) The Borrower represents and warrants to each Lender that as of the effective date of this Amendment: (i) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing; (ii) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (iii) no Default or Event of Default shall have occurred and be continuing as of the date hereof.

         (b) (i) The audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2002, and the related consolidated statements of income and of cash flows for the fiscal year ended December 31, 2002, reported on by and accompanied by an unqualified report from KPMG LLP, copies of each of which have heretofore been furnished to the Administrative Agent and each Replacement Tranche B Lender, present fairly, in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2003, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly, in all material respects, the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein and, in the case of the unaudited financial statements referred to in the preceding sentence, except for the absence in footnotes) and the applicable rules and regulation of the Securities Act. As of December 31, 2002, neither Holdings nor any of its Subsidiaries has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements as of and for the fiscal year ended December 31, 2002.

                  (ii) Since December 31, 2002 (i) there have not been any events or states of fact which individually or in the aggregate would have a Material Adverse Effect, and (ii) no change has occurred or is threatened which individually or in the aggregate has had or is continuing to have a material adverse effect on the prospects of the Borrower and its Subsidiaries taken as a whole.

         2.4. Mortgages. With respect to each of the Mortgages, to the extent reasonably requested by the Administrative Agent, within sixty (60) days following the Replacement Tranche B Effective Date, the Loan Party signatory thereto shall execute and deliver a mortgage amendment, which has the effect of including all obligations of the Loan Parties in respect of the Replacement Tranche B Term Loans as secured obligations under such Mortgage, and cause an appropriate endorsement to the title policy (if any) issued in respect thereto by the relevant title insurance company to be furnished to the Administrative Agent, in each case in a form reasonably satisfactory to the Administrative Agent.

         2.5. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The execution and delivery of the Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

         2.6. Continuing Effect; No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. This Amendment shall not constitute a Amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a Amendment or consent to any further or future action on the part of the Borrower that would require a Amendment or consent of the Required Lenders or Lenders, as the case may be, or the Administrative Agent. This Amendment shall constitute a Loan Document.

         2.7. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.

         2.8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                        NATIONAL WATERWORKS, INC.


                                        By: /s/ Mechelle Slaughter
                                            ___________________________________
                                            Name: Mechelle Slaughter
                                            Title: Chief Financial Officer

                                              NATIONAL WATERWORKS HOLDINGS, INC.

                                              By:  /s/ Harry K. Hornish, Jr.
                                                   _____________________________
                                                   Name: Harry K. Hornish, Jr.
                                                   Title: President and Chief
                                                          Executive Officer

                                UBS AG, STAMFORD BRANCH, as Administrative Agent and as a Lender

                                By:  /s/ Robert Reuter
                                     ___________________________________________
                                     Name: Robert Reuter
                                     Title: Executive Director





                                By:  /s/ Lynda Feliciand
                                     ___________________________________________
                                     Name: Lynda Feliciand
                                     Title: Associate Director LPRM

                                JPMORGAN SECURITIES INC., as Co-Syndication
                                Agent

                                By:  /s/ Thomas H. Kozlark
                                     ___________________________________________
                                     Name: Thomas H. Kozlark
                                     Title: Vice President

                                      GOLDMAN SACHS CREDIT PARTNERS L.P., as Co-
                                      Syndication Agent and as a Lender

                                      By:  /s/ Robert Schatzman
                                           _____________________________________
                                           Name: Robert Schatzman
                                           Title: Authorized Signatory

                                          UBS AG, Stamford Branch
                                      __________________________________________
                                          as a Replacement Tranche B Term Lender


                                       By:  /s/ Robert Reuter
                                            ___________________________________
                                            Name: Robert Reuter
                                            Title: Executive Director


                                       By:  /s/ Lynda Feliciand
                                            ___________________________________
                                            Name: Lynda Feliciand
                                            Title: Associate Director LPRM

                                     Antares Capital Corporation
                                     __________________________________________
                                     as a Lender

                                     By:  /s/ Michael W. Chirillo
                                          ______________________________________
                                          Name: Michael W. Chirillo
                                          Title: Managing Director



                                     Credit Lyonnais New York Branch
                                     __________________________________________
                                     as a Lender

                                     By:  /s/ Alex Averbukh
                                          ______________________________________
                                          Name: Alex Averbukh
                                          Title: Vice President



                                     The Governor and Company of
                                     The Bank of Ireland
                                     __________________________________________
                                     as a Lender

                                     By:  /s/ G. Hannon
                                          ______________________________________
                                          Name: G. Hannon
                                          Title: Authorised Signatory

                                     By:  /s/ N. Murphy
                                          ______________________________________
                                          Name: N. Murphy
                                          Title: Authorised Signatory



                                     Transamerica Business Capital CORP.
                                     __________________________________________
                                     as a Lender

                                     By:  /s/ Stephen K. Goetschius
                                          ______________________________________
                                          Name: Stephen K. Goetschius
                                          Title: Senior Vice President

                                    EXHIBIT A

                     Replacement Tranche B Term Commitments

Name                                                     Replacement Tranche B
                                                         Term Commitments

UBS AG, Stamford Branch                                  $245,000,000.00

TOTAL                                                    $245,000,000.00

                                    EXHIBIT B

                     REAFFIRMATION AGREEMENT August __, 2003

         Reference is made to the Credit Agreement, dated as of November 22, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among NATIONAL WATERWORKS HOLDINGS, INC., a Delaware corporation ("Holdings"), NATIONAL WATERWORKS, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the "Lenders"), J.P. MORGAN SECURITIES INC. and GOLDMAN SACHS CREDIT PARTNERS L.P., as co-syndication agents, GENERAL ELECTRIC CAPITAL CORPORATION and ANTARES CAPITAL CORPORATION, as co-documentation agents, and UBS AG, STAMFORD BRANCH, as administrative agent (the "Administrative Agent").

         Each of [ ], as guarantors under the Guarantee and Collateral Agreement, dated as of [ ], 2002, made by the undersigned corporations in favor of the Administrative Agent, for the benefit of the Lenders (the "Guarantee and Collateral Agreement"), hereby (a) consents to the transactions contemplated by the First Amendment, dated as of August __, 2003, to the Credit Agreement (the "Amendment"), and (b) acknowledges and agrees that the guarantees (and grants of collateral security therefor) contained in such Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to the Amendment. The Borrower, as grantor and pledgor under the Guarantee and Collateral Agreement, hereby acknowledges and agrees that its grant of collateral security contained in the Guarantee and Collateral Agreement remains in full force and effect after giving effect to the Amendment.

                                         NATIONAL WATERWORKS, INC.

                                         By: ___________________________________
                                             Name:
                                             Title:


                                         NATIONAL WATERWORKS HOLDINGS, INC.

                                         By: ___________________________________
                                             Name:
                                             Title:


                                         _______________________________________
                                          as a Subsidiary Guarantor

                                         By: ___________________________________
                                             Name:
                                             Title:





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